Exhibit 77(Q1)

Nationwide Mutual Funds Sub-Item 77Q1: Exhibits

4-30-18 Annual Report

a. Not Applicable.

b. Not Applicable.

c. Not Applicable.

d. Not Applicable.

e. Copies of any new or amended Registrant investment advisory contracts;

1. Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Wellington Management Company LLP, dated November 13, 2017, previously filed as Exhibit EX-28.d.4.o with the Trust’s registration statement on November 22, 2017, is hereby incorporated by reference.

2. Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Loomis, Sayles & Company, LP, dated November 13, 2017, previously filed as Exhibit EX 28.d.4.q with the Trust’s registration statement on November 22, 2017, is hereby incorporated by reference.

3. Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Logan Capital Management, Inc. dated December 8, 2017, previously filed as Exhibit EX-16.6.d.x.viii with the Trust’s registration statement on Form N-14 on December 27, 2017, is hereby incorporated by reference.

4. Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Diamond Hill Capital Management dated November 13, 2017, previously filed as Exhibit EX-28.d.4.s with the Trust’s registration statement on November 22, 2017, is hereby incorporated by reference.

5. Subadvisory Agreement among the Trust, Nationwide Fund Advisors and WCM Investment Management dated November 13, 2017, previously filed as Exhibit EX-28.d.4.t with the Trust’s registration statement on November 22, 2017, is hereby incorporated by reference.

6. Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Massachusetts Financial Services Company d/b/a MFS Investment Management, dated November 13, 2017, previously filed as Exhibit EX-28.d.4.u with the Trust’s registration statement on November 22, 2017, is hereby incorporated by reference.

f. Not Applicable.

g. Not Applicable.